Exhibit 10.31
THE PBG DIRECTORS’ STOCK PLAN
As Amended and Restated as of February 2, 2006)
1. Purposes
     The principal purposes of The PBG Directors’ Stock Plan (the “Plan”) are to provide compensation to those members of the Board of Directors of The Pepsi Bottling Group, Inc. (“PBG”) who are not also employees of PBG, to assist PBG in attracting and retaining outside directors with experience and ability on a basis competitive with industry practices, and to associate more fully the interests of such directors with those of PBG’s shareholders.
2. Effective Date
     The Plan was unanimously approved by the Board of Directors of PBG, conditional on shareholder approval, and became effective on May 23, 2001, superseding The PBG Directors’ Stock Plan of 1999. The Plan was amended on January 23, 2003. This amendment and restatement of the Plan is effective as of February 2, 2006, and it shall apply to awards made on and after that date.
3. Administration
     The Plan shall be administered and interpreted by the Board of Directors of PBG (the “Board”). The Board shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board’s interpretations of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in them hereunder, shall be conclusive and binding on all parties concerned, including PBG, its directors and shareholders and any employee of PBG. The costs and expenses of administering the Plan shall be borne by PBG and not charged against any award or to any award recipient.
4. Eligibility
     Directors of PBG who are not employees of PBG (“Non-Employee Directors”) are eligible to receive awards under the Plan. Directors of PBG who are employees of PBG are not eligible to participate in the Plan, but shall be eligible to participate in other PBG benefit and compensation plans.
5. Initial Award
     Under the Plan, each Non-Employee Director shall, on the first day of the month after commencing service as a Non-Employee Director of PBG, receive a formula grant of restricted stock (“Restricted Stock”). The number of shares of Restricted Stock to be included in each such award shall be determined by dividing $25,000 by the Fair Market Value (as defined below) of a share of PBG Common Stock on the date of grant (the “Stock Grant Date”), or if such day is not a trading day on the New York Stock Exchange (“NYSE”), on the immediately preceding trading day. The number of shares so determined shall be rounded to the nearest number of whole shares. If the recipient of the Restricted Stock continuously remains a director of PBG, the Restricted Stock granted hereunder shall vest and any restrictions thereon shall lapse on the first anniversary of the Stock Grant Date; provided, however, that, in the event of a Non-Employee Director’s death or Disability (as defined in Section 6(c)), the Restricted Stock granted to such Non-Employee Director shall vest and any restrictions thereon shall lapse immediately. Notwithstanding the foregoing, a Non-Employee Director may not sell or otherwise transfer any Restricted Stock granted to him or her prior to the date such Non-Employee Director ceases to serve as a director for any reason. The Non-Employee Director shall have all of the rights of a stockholder with respect to such Restricted Stock, including the right to receive all dividends or other distributions paid or made with respect to the stock. Any dividends or distributions that are paid or made in PBG Common Stock shall be subject to the same restrictions as the Restricted Stock in respect of which such dividends or distributions were paid or made. However, any dividends or distributions paid or made in cash shall not be subject to the restrictions. Each Restricted Stock award shall be evidenced by an agreement setting forth the terms and conditions thereof, which terms and conditions shall not be inconsistent with those set forth in this Plan.
6. Annual Stock Option Award
     (a) Under the Plan, each Non-Employee Director shall receive an annual formula grant of options to purchase shares of PBG Common Stock (“Options”) at a fixed price (the “Exercise Price”). Such grant shall be made annually on April 1 (the “Option Grant Date”); provided, however, that each individual who commences services as a Non-Employee Director after April 1 of a year shall receive a pro-rated annual formula grant of options (a “Pro-Rated Grant”) with respect to his or her first year of service, on the first day of the month following the date he or she commences service (the “Pro-Rated Option Grant Date”). To receive a grant of Options, a Non-Employee Director must be actively serving as a director of PBG on the Option Grant Date or the Pro-Rated Option Grant Date, as applicable.
     (b) The number of Options to be included in each annual option award shall be determined by dividing the Grant Amount (as defined below) by the Fair Market Value (as defined below) of a share of PBG Common Stock on the Option Grant Date or Pro-Rated Option Grant Date, as applicable, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. Grant Amount shall mean $180,000, except that, in the case of a Pro-Rated Grant, Grant Amount shall mean the following: (i) $135,000 in the case of an individual who commences service as a Non-Employee Director of PBG on or after April 2 and on or before June 30; (ii) $90,000 in the case of an individual who commences service as a Non-Employee Director of PBG on or after July 1 and on or before September 30; (iii) $45,000 in the case of an individual who commences service as a Non-Employee Director of PBG on or after October 1 and on or before December 31. No Pro-Rated Grant shall be made in the case of an individual who commences service as a Non-Employee Director of PBG on or after January 1 and on or before April 1. The number of Options so determined shall be rounded up (if necessary) to the nearest number of whole Options. “Fair Market Value” shall mean the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the NYSE for the day in question, except that such average price shall be rounded up (if necessary) to the nearest cent.
     (c) Options shall vest and become immediately exercisable on the Option Grant Date or Pro-Rated Option Grant Date, as applicable. Each Option shall have an Exercise Price equal to the Fair Market Value of PBG Common Stock on the Option Grant Date or Pro-Rated Option Grant Date, as applicable, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. Each Option shall have a term of ten years; provided, however, in the event the holder thereof shall cease to be a director of PBG, or its successor, for a reason other than death or Disability (as defined below), such Options shall terminate and expire upon the earlier of (i) the expiration of the original term, or (ii) five years from the date the holder ceased to be a director. A Non-Employee Director has a “Disability” if he or she is totally disabled as determined using the standards PBG applies under its long term disability program.
     (d) Non-Employee Directors may exercise their Options by giving an exercise notice to PBG in the manner specified from time to time by the Board. Options may be exercised by using either a standard cash exercise procedure or a cashless exercise procedure. From time to time, the Board may change or adopt procedures relating to Option exercises. If, at any time, a Non-Employee Director suffers a Disability or is otherwise incapable of exercising his or her Options before the expiration thereof, the Board may take any steps it deems appropriate to prevent such Options from lapsing prior to being exercised.
     (e) Each Option award shall be evidenced by a written agreement setting forth the terms and conditions thereof, which terms and conditions shall not be inconsistent with those set forth in this Plan.
7. Annual Restricted Stock Unit Award
     (a) Under the Plan, each Non-Employee Director shall receive an annual formula grant of restricted stock units (“RSUs”). When a Non-Employee Director’s RSUs become payable, they shall be settled in shares of PBG Common Stock with the Non-Employee Director receiving one share of PBG Common Stock for each RSU. The grant of RSUs shall be made annually on April 1 (the “RSU Grant Date”); provided, however, that each individual who commences service as a Non-Employee Director after April 1 of a year shall receive a pro-rated annual formula grant of RSUs (a “Pro-Rated RSU Grant”) with respect to his or her first year of service on the first day of the month following the date he or she commences service (the “Pro-Rated RSU Grant Date”). To receive a grant of RSUs, a Non-Employee Director must be actively serving as a director of PBG on the RSU Grant Date or the Pro-Rated RSU Grant Date, as applicable.
     (b) The number of RSUs to be included in each annual RSU award shall be determined by dividing the RSU Grant Amount (as defined below) by the Fair Market Value of a share of PBG Common Stock on the RSU Grant Date or Pro-Rated RSU Grant Date, as applicable, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. RSU Grant Amount shall mean $60,000, except that, in the case of a Pro-Rated RSU Grant, RSU Grant Amount shall mean the following: (i) $45,000 in the case of an individual who commences service as a Non-Employee Director on or after April 2 and on or before June 30; (ii) $30,000 in the case of an individual who commences service as a Non-Employee Director on or after July 1 and on or before September 30; (iii) $15,000 in the case of an individual who commences service as a Non-Employee Director on or after October 1 and on or before December 31. No Pro-Rated RSU Grant shall be made in the case of an individual who commences service as a Non-Employee Director on or after January 1 and on or before April 1. The number of RSUs so determined shall be rounded up (if necessary) to the nearest number of whole RSUs.
     (c) RSUs shall vest on the RSU Grant Date or Pro-Rated RSU Grant Date, as applicable. RSUs granted in 2006 become payable on the first anniversary of the RSU Grant Date or Pro-Rated RSU Grant Date, as applicable. A Non-Employee Director who receives a 2006 RSU grant on April 1, 2006 may make a one-time election to defer the payment date of his or her 2006 RSUs no later than September 30, 2006, and such election to defer the payment date of his or her 2006 RSU grant must specify a future payment date (the beginning of any calendar quarter) that will result in a minimum deferral period of at least one year. A Non-Employee Director who receives a 2006 Pro-Rated RSU

Grant may make a one-time election to defer the payment date of his or her 2006 Pro-Rated RSU Grant at least one day prior to the Pro-Rated Grant Date of the award and such election must specify a future payment date (the beginning of any calendar quarter) that will result in a minimum deferral period of at least two years.
     (d) RSUs granted in 2007 and later years shall be payable on the RSU Grant Date or Pro-Rated RSU Grant Date, as applicable, unless the Non-Employee Director timely elects to defer the payment of such RSUs. In general, any such deferral election with respect to RSUs must be made in the calendar year preceding the year of the grant; provided, however, that any such deferral election with respect to Pro-Rated RSU Grants must be made at least one day prior to the Pro-Rata RSU Grant. Any such election to defer the payment date of an RSU Grant or a Pro-Rata RSU Grant must specify a future payment date (the beginning of any calendar quarter) that will result in a minimum deferral period of at least two years.
     (e) Rather than deferring to a specified future payment date, a Non-Employee Director may instead defer payment until his or her separation from service as a director of PBG, and any such deferral shall be paid as of the beginning of the calendar quarter following such separation from service. Alternatively, a Non-Employee Director may elect to defer until the earlier of (i) separation from service as a director of PBG, or (ii) a specified future payment date determined in accordance with Section 7(c) or (d) above, whichever applies. The determination of when a Non-Employee Director separates from service as a director of PBG shall be made in accordance with Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (“Code”), and no minimum deferral period shall apply to the extent the deferral is until separation from service as a director of PBG.
     (f) Notwithstanding the preceding provisions of this Section 7, a Non-Employee Director’s RSUs shall be immediately paid out in the event of the Non-Employee Director’s Permanent Disability (as defined below), Separation from Service as a director of PBG or death. For this purpose, a Non-Employee Director is considered to have a Permanent Disability as of the date the Non-Employee Director would be considered disabled within the meaning of Section 409A(a)(2)(C) of the Code.
     (g) During any period that the payment of RSUs is deferred (either by election or automatically), the Non-Employee Director whose RSUs are deferred shall be entitled to be credited with dividend equivalents. Dividend equivalents shall equal the dividends actually paid with respect to a corresponding amount of PBG Common Stock during the deferral period, while the RSUs remain unpaid, and shall be credited on the date such dividends are actually paid. Upon crediting, a Non-Employee Director’s dividend equivalents shall be immediately converted to additional RSUs (whole and/or fractional, as appropriate) by dividing the aggregate amount of dividend equivalents credited to the Non-Employee Director on a day by the Fair Market Value of a share of PBG Common Stock on such day, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. Additional RSUs credited under this Section 7(g) are in turn entitled to be credited with dividend equivalents, and a Non-Employee Director’s aggregate additional RSUs shall be paid out at the same time as the underlying RSUs to which they relate. Any cumulative fractional RSU remaining at such time shall be rounded up to a whole RSU prior to its settlement in PBG Common Stock.
     (h) Each RSU award shall be evidenced by a written agreement setting forth the terms and conditions thereof, which terms and conditions shall not be inconsistent with those set forth in this Plan.

8. Shares of Stock Subject to the Plan
     The shares that may be delivered under this Plan shall not exceed an aggregate of 300,000 shares of PBG Common Stock, adjusted, if appropriate, in accordance with Section 10 below; provided that any shares authorized but not delivered under the Prior Plan (as hereinafter defined) shall be available for delivery under this Plan in addition to the above mentioned 300,000 shares. The shares granted or delivered under the Plan may be newly issued shares of Common Stock or treasury shares.
9. Deferral of Initial Awards
     (a) Non-Employee Directors may make an advance, one-time election to defer into PBG phantom stock units all of the shares of Restricted Stock otherwise granted under Section 5. Any such election shall be made at least one day prior to the grant date of such Restricted Stock. The deferral period shall equal the Non-Employee Director’s period of service as a director of PBG (i.e., such deferral period shall end on the date the Non-Employee Director has a separation from service as a director of PBG for purposes of Code section 409A(a)(2)(A)(i)). Non-Employee Directors who elect to defer receipt of such shares shall be credited on the grant date with a number of phantom stock units equal to that number of shares of Restricted Stock which they would have received had they not elected to defer. During the deferral period, the value of the phantom stock units will fluctuate based on the market value of PBG Common Stock. At the end of the deferral period, all payments of deferred awards shall be made in shares of PBG Common Stock (one share of PBG Common Stock for each PBG phantom stock unit), unless the Board in its discretion decides to make the distribution in cash or in a combination of cash and shares of PBG Common Stock. To the extent that a distribution is made in cash, in whole or in part, the Non-Employee Directors will receive the aggregate value of the PBG phantom stock units credited to them which are to be paid in cash. The value of PBG phantom stock units will be determined by multiplying the number of PBG phantom stock units which are to be paid in cash by the Fair Market Value of PBG Common Stock on the last NYSE trading day of the deferral period.
     (b) During the deferral period, the Non-Employee Director whose Restricted Stock is deferred as phantom stock units shall be entitled to be credited with dividend equivalents. Dividend equivalents shall equal the dividends actually paid with respect to a corresponding amount of PBG Common Stock during the deferral period and shall be credited on the date such dividends are actually paid. Upon crediting, a Non-Employee Director’s dividend equivalents shall be immediately converted to additional phantom stock units (whole and/or fractional, as appropriate) by dividing the aggregate amount of dividend equivalents credited to the Non-Employee Director on a day by the Fair Market Value of a share of PBG Common Stock on such day, or if such day is not a trading day on the NYSE, on the immediately preceding trading day. Additional phantom stock units credited under this Section 9(b) are in turn entitled to be credited with dividend equivalents, and a Non-Employee Director’s aggregate additional phantom stock units shall be paid out at the same time as the underlying phantom stock units to which they relate. Any fractional phantom stock unit remaining at such time shall be rounded up to a whole phantom stock unit prior to its settlement in PBG Common Stock.
10. Dilution and Other Adjustments
     The number and kind of shares of PBG Common Stock issuable under the Plan, or which may or have been awarded to any Non-Employee Director, may be adjusted proportionately by the Board to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, any spin off or other distribution of assets of the Company to its shareholders, any partial or complete liquidation, or other similar corporate changes. Such adjustment shall be conclusive and binding for all purposes of the Plan.
11. Effect of Misconduct
     Notwithstanding anything to the contrary herein, if a Non-Employee Director commits “Misconduct,” he or she shall forfeit all rights to any unexercised Options, any RSUs and Restricted Stock, as well as any phantom stock units credited to him or her under Section 9. For purposes of this Plan, Misconduct occurs if a majority of the Board determines that a Non-Employee Director has: (a) engaged in any act which is considered to be contrary to the Company’s best interests; (b) violated the Company’s Code of Conduct or engaged in any other activity which constitutes gross misconduct; (c) engaged in unlawful trading in the securities of PBG or of any other company based on information gained as a result of his or her service as a director of PBG; or (d) disclosed to an unauthorized person or misused confidential information or trade secrets of the Company.
12. Withholding Taxes and Section 409A
     (a) Except to the extent other arrangements are made by a Non-Employee Director that are satisfactory to the Company, the Company shall withhold a number of shares of PBG Common Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the minimum withholding taxes required by federal, state, local or foreign law in respect of any award.
     (b) At all times, this Plan shall be interpreted and operated (i) in accordance with the requirements of Section 409A with respect to Plan deferred compensation that is subject to Code Section 409A, (ii) to maintain the exemption from Code Section 409A of stock option awards and undeferred Restricted Stock (collectively, “Excepted Awards”), and (iii) to preserve the status of deferrals made prior to the effective date of Code Section 409A (“Prior Deferrals”) as exempt from Section 409A, i.e., to preserve the grandfathered status of Prior Deferrals. Thus, for example, a Non-Employee Director’s ability to defer a Pro-Rated RSU Grant is conditioned on the Non-Employee Director not having been previously eligible for a PBG deferral plan of the same type. In addition, if a Non-Employee Director is determined to be a specified employee (within the meaning of Code Section 409A(a)(2)(B)(i)), any payment made based on separation from service as a director of PBG shall not be made until the beginning of the calendar quarter that occurs at least six months after the separation from service. Similarly, any election that must be made at least one day prior to a specified date must be considered effectively made and irrevocable, under the applicable requirements of Code Section 409A, by the day preceding such specified date.
     (c) Any action that may be taken (and, to the extent possible, any action actually taken) under the Plan shall not be taken (or shall be void and without effect), if such action violates the requirements of Code Section 409A or if such action would adversely affect the exemption of Excepted Awards or the grandfather of Prior Deferrals. If the failure to take an action under the Plan would violate Code Section 409A, then to the extent it is possible thereby to avoid a violation of Code Section 409A, the rights and effects under the Plan shall be altered to avoid such violation. A corresponding rule shall apply with respect to a failure to take an action that would adversely affect the exemption of Excepted Awards or the grandfather of Prior Deferrals. Any provision in this Plan document that is determined to violate the requirements of Code Section 409A or to adversely affect the exemption of Excepted Awards or the grandfather of the Prior Deferrals shall be void and without effect. In addition, any provision that is required to appear in this Plan document to satisfy the requirements of Code Section 409A, but that is not expressly set forth, shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. A corresponding rule shall apply with respect to a provision that is required to preserve the exemption of Excepted Awards or the grandfather of the Prior Deferrals. In all cases, the provisions of this Section shall apply notwithstanding any contrary provision of the Plan that is not contained in this Section.
13. Resale Restrictions, Assignment and Transfer
     Options (unless the Board of Directors specifically determines otherwise), RSUs, Restricted Stock and PBG phantom stock units may not be sold, transferred or assigned, except in the event of the Non-Employee Director’s death, in which case his or her Options, Restricted Stock or PBG phantom stock units may be transferred by will or by the laws of descent and distribution. All restrictions on Restricted Stock granted to a Non-Employee Director shall lapse upon his or her death. Options may be exercised by the decedent’s personal representative, or by whomever inherits the Options, at any time, through and including their original expiration date.
     Once awarded, the shares of PBG Common Stock received by Non-Employee Directors may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to restrictions imposed by the Securities Act of 1933, as amended, and subject to the trading restrictions imposed by Section 16 of the Securities Exchange Act of 1934, as amended. PBG phantom stock units may not be transferred or assigned except by will or the laws of descent and distribution.
14. Funding
     The Plan shall be unfunded. PBG shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.
15. Supersession of Prior Plan
     This Plan superseded The PBG Directors’ Stock Plan of 1999 (the “Prior Plan”) when shareholders approved this Plan on May 23, 2001. As of that date, all awards granted under the Prior Plan became subject to the terms of this Plan and all shares that were authorized but not delivered under the Prior Plan became available for delivery under this Plan, in addition to those shares authorized for issuance pursuant to Section 8 of this Plan. No awards were made under the Prior Plan after May 23, 2001.
16. Duration, Amendments and Terminations
     The Board of Directors may terminate or amend the Plan in whole or in part; provided, however, that the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code or the rules and regulations thereunder; provided further, however, that no such action shall have a material adverse effect on any rights or obligations with respect to any awards theretofore granted under the Plan, unless consented to by the recipients of such awards (unless the amendment is required to comply with Code Section 409A in which case, the amendment shall be effective without consent of the recipient unless the recipient expressly denies consent to such amendment in writing); and provided further, however, that any amendment and the termination of the Plan shall neither violate Code Section 409A nor adversely affect the exemption of Excepted Awards or the grandfather of the Prior Deferrals. The Plan shall continue until terminated.